UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2018

_____________________

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

_________________________

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported below, at the 2018 Annual Meeting of Stockholders (the "2018 Annual Meeting") of InfuSystem Holdings, Inc. (the "Company") held on July 19, 2018, the Company's stockholders approved amendments to the InfuSystem Holdings, Inc. 2014 Equity Plan (as amended, the "2014 Plan"), including an increase in the number of authorized shares under the 2014 Plan, which was previously approved by the Company's Board of Directors (the "Board"). The terms of the 2014 Plan provide for the grant of shares of the Company's common stock ("Shares") or cash, including Shares subject to restrictions and a risk of forfeiture, options to purchase Shares, stock appreciation rights, Share units, performance units and dividend equivalents. Eligible participants under the 2014 Plan include: (i) employees (including officers) of the Company or any of its subsidiaries; (ii) the Company's non-employee directors; (iii) any other individual or entity who provides substantial personal services to the Company or any of its subsidiaries; and (iv) any individual who has agreed to become an employee of the Company or any of its subsidiaries. The amendments approved at the 2018 Annual Meeting, which became effective upon stockholder approval, included: (i) an increase in the number of authorized Shares under the 2014 Plan by 1,000,000 Shares to 3,000,000 Shares; (ii) a new limitation on awards to the Company's non-employee directors under the 2014 Plan of a fair value not in excess of $200,000 in any calendar year; and (iii) other non-material changes to facilitate the foregoing amendments.

A summary of the 2014 Plan is included in Proposal No. 2 to the Company's definitive proxy statement filed with the Securities and Exchange Commission on June 14, 2018. The foregoing description of the 2014 Plan is not complete and is qualified in its entirety by reference to the 2014 Plan, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Company's 2018 Annual Meeting held on July 19, 2018, the matters voted upon and the number of votes for, against or withheld, as well as the number of abstentions and broker non-votes as to such matters, were as stated below:

Proposal No. 1:

The Company's Board Nominees

	For	Withheld	Broker Non-Votes
Terry Armstrong	15,063,649	30,400	560,002
Richard DiIorio	15,062,197	31,852	560,002
Gregg Lehman	14,666,487	427,562	560,002
Darrell Montgomery	14,205,619	30,400	560,002
Ronald Peele, Jr.	15,066,649	27,400	560,002
Christopher Sansone	15,063,549	30,500	560,002
Scott Shuda	13,993,364	1,100,685	560,002
Joseph Whitters	14,204,619	31,400	560,002

Ryan J. Morris's Board Nominees

	For	Withheld	Broker Non-Votes
Mohamed Alkady	5,456,098	18,453	0
Daniel A. Balda	5,456,198	18,453	0
Bryan Boches	4,598,168	18,453	0
Richard Linder	4,598,168	18,453	0
Asha Saxena	4,598,168	18,453	0

All eight of the Company's Board nominees (Messrs. Armstrong, DiIorio, Lehman, Montgomery, Peele, Sansone, Shuda and Whitters) were elected to the Board.

Proposal No. 2:

The Company's stockholders approved the amendments to the 2014 Plan, including an increase in the number of authorized shares under the 2014 Plan, as follows:

For	Against	Abstain	Broker Non-Votes
13,354,100	3,838,065	2,518,205	560,002

Proposal No. 3:

The Company's stockholders approved, on a non-binding, advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's proxy statement as follows:

For	Against	Abstain	Broker Non-Votes
14,542,540	2,916,350	2,251,480	560,002

Proposal No. 4:

The Company's stockholders ratified the appointment of BDO USA, LLP as the Company's registered independent accounting firm for the fiscal year ending December 31, 2018 as follows:

For	Against	Abstain	Broker Non-Votes
17,614,199	512,210	2,143,963	0

Item 9.01.	Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description
10.1	InfuSystem Holdings, Inc. 2014 Equity Plan (as amended through July 19, 2018)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Richard A. DiIorio
Richard A. DiIorio
President and
Chief Executive Officer

Dated: July 23, 2018